Exhibit 5.1

Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, CA 90067-3206

July 20, 2017

Floor & Decor Holdings, Inc.

2233 Lake Park Drive

Smyrna, GA 30080

Ladies and Gentlemen:

We are acting as counsel to Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Registration Statement”) pursuant to Rule 462(b) of Regulation C under the Securities Act, filed on July 20, 2017, relating to the sale by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement on Form S-1 (No. 333-219325), which was declared effective on July 19, 2017 (the “Prior Registration Statement”), of up to 1,976,332 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Registration Statement incorporates by reference the Prior Registration Statement, including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”). All of the Shares are to be sold by the Selling Stockholders as described in the Registration Statement and the Prospectus.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the restated certificate of incorporation of the Company in the form filed as Exhibit 3.1 to the Prior Registration Statement; (ii) the second amended and restated bylaws of the Company in the form filed as Exhibit 3.2 to the Prior Registration Statement; (iii) the form of underwriting agreement filed as Exhibit 1.1 to the Prior Registration Statement; (iv) the resolutions of the Board of Directors of the Company; (v) the Prior Registration Statement, together with the exhibits filed as a part thereof and (vi) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.  We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares have been duly authorized and are legally issued, fully paid and non-assessable.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP